Exhibit 23.3

KPMG S.p.A.

Revisione e organizzazione contabile

Viale Niccolò Machiavelli, 29

50125 FIRENZE FI

Telefono +39 055 213391

Email it-fmauditaly@kpmg.it

PEC kpmgspa@pec.kpmg.it

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Baker Hughes, a GE company

We consent to the use of our report dated March 16, 2017, except as to Note 21, which is as of December 4, 2017, with respect to the combined statement of financial position of GE Oil & Gas (a business within General Electric Company), as of December 31, 2016 and 2015, and the related combined statements of income (loss), comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016, incorporated herein by reference in a registration statement on Form S-3 of Baker Hughes, a GE company, LLC dated December 15, 2017, and to the reference to our firm under the heading “Experts” in such registration statement.

/s/ KPMG S.p.A.

Florence, Italy

December 14, 2017